Exhibit 10.17

AMENDMENT TO THE

VIACOM BONUS DEFERRAL PLAN FOR DESIGNATED SENIOR EXECUTIVES

Effective as of December 31, 2009, the Plan shall be amended as follows:

1.    Section 4.1 is amended by inserting the language underscored below:

(b)        For a Plan Year beginning prior to January 1, 2008 in which an employee first becomes an Eligible Employee, such Eligible Employee must elect to make a Bonus Deferral Contribution with respect to any Bonus scheduled to be paid in the next succeeding calendar year within 30 days of the date he first becomes an Eligible Employee in order for the election to be valid. For years beginning January 1, 2008 and January 1, 2009, prior to January 1 of each such Plan Year, an Eligible Employee may elect to make a Bonus Deferral Contribution with respect to any Bonus scheduled to be paid in the second succeeding calendar year. For the year beginning January 1, 2010, prior to January 1, 2010, an Eligible Employee may elect to make a Bonus Deferral Contribution with respect to any Bonus scheduled to be paid no later than December 15, 2010. For a fiscal year of the Company beginning on and after October 1, 2010, an Eligible Employee may elect to make a Bonus Deferral Contribution prior to the first day of such fiscal year with respect to any Bonus for the performance period of the Company’s fiscal year scheduled to be paid no later than December 15 of the next succeeding fiscal year.

For example, prior to January 1, 2009, an Eligible Employee may make a Bonus Deferral Contribution election with respect to any Bonus to be earned in 2009 that is scheduled to be paid in 2010. Prior to January 1, 2010, an Eligible Employee may make a Bonus Deferral Contribution election with respect to any Bonus for the performance period from January 1, 2010 through September 30, 2010. Prior to October 1, 2010, an Eligible Employee may make a Bonus Deferral Contribution election with respect to any Bonus for the performance period from October 1, 2010 through September 30, 2011 scheduled to be paid no later than December 15, 2011. An Eligible Employee may make an Excess Bonus Deferral Contribution election whether or not such employee previously has made, or currently has in effect, any Excess Salary Reduction Contribution election.